Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-153605, 333-162138, 333-167969) and Form S-8 (File No. 333-149997, 333-162544) of ProUroCare Medical Inc. of our report dated April 16, 2012, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2011.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

April 16, 2012